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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


              -----------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


              -----------------------------------------------------


                 May 18, 2000 (Date of earliest event reported)

                          May 18, 2000 (Date of Report)


                             RADIOSHACK CORPORATION


               (Exact name of registrant as specified in charter)


   Delaware                           1-5571                      75-1047710
(State or other                    (Commission                  (IRS Employer
Jurisdiction of                    File Number)              Identification No.)
 Incorporation)

       100 Throckmorton Street Suite 1800, Fort Worth, Texas         76102
       (Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (817) 415-3700


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Item 5. OTHER EVENTS

     The text of a press release issued by RadioShack Corporation, formerly known as Tandy Corporation, on May 18, 2000 is set forth below:

                                 IT'S OFFICIAL!
                TANDY CORPORATION RENAMED RADIOSHACK CORPORATION
             Shareholders Vote Overwhelming Approval of Name Change

     FORT WORTH, TEXAS, MAY 18, 2000 - Shareholders today voted overwhelmingly to change the name of Tandy Corporation (NYSE: TAN) to RadioShack Corporation at the company's annual shareholders meeting held in Fort Worth.

     In his address to shareholders, Chairman, President and CEO Leonard Roberts pointed out that the reason for the name change was simple. "RadioShack Corporation accurately reflects our company's single focus and clearly communicates the confidence we have in RadioShack's powerful growth prospects as a retail service concept. The overwhelming approval we received for the name change validates the initiative we undertook in the mid-1990s to reposition the business and further leverage our brand."

     RadioShack's strengths include a wide, geographic distribution channel; the RadioShack.com e-commerce site; trained, trusted sales staff; and unique product and service selections. Its retail service concept combines three key anchor strategies: accessories and parts, telecommunications and the newest strategy...home connectivity. These anchors provide RadioShack with a unique retailing model that is unparalleled in the consumer electronics industry.

     "RadioShack is more than just a household name, it is an American icon representing value, service and unsurpassed excellence. We have staked our claim as the place America goes to get help with today's new and emerging technology products and services," said Roberts. "Just as important, now that we are RadioShack Corporation, we will have greater visibility among investors who trust us for their consumer electronics needs and want to share in our company's growth."

         Tandy Corporation began as a family leather business in 1919 that has grown into a consumer electronics powerhouse with more than 7,100 stores and dealers all the across the U.S., Puerto Rico and the Virgin Islands. The company was first traded on the New York Stock Exchange as Tandy Corporation in 1960. Three years later, the company acquired RadioShack,


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then a nearly defunct, nine-store chain in Boston. Charles Tandy took the fledgling retail chain and built it into a Fortune 500 company and one of the most trusted retailing names in America.

     "Charles Tandy was a retail visionary," said Roberts. "He saw the potential for rapid growth in the electronics retail industry. Two years after purchasing RadioShack, he turned a foundering company into a profitable enterprise. To honor his legacy, we will change the name on our headquarters building in downtown Fort Worth to the Charles D. Tandy Center. We steadfastly remain indebted to the heritage established by our founder Charles Tandy and intend to see his vision into the new millennium and beyond."

     RadioShack's listing on the New York Stock Exchange will take place officially at a ceremony to be held at the Exchange on Wednesday, May 31, when the new symbol NYSE: RSH will be unveiled.

     RadioShack Corporation is the nation's largest and most trusted consumer-electronics retailer, and offers both on- and off-line shopping capabilities. With more than 7,100 stores and dealers, RadioShack sells more wireless telephones, telecommunications products and electronic parts and accessories than any other retailer. It is estimated that 94 percent of all Americans live or work within five minutes of a RadioShack store or dealer. For more information, visit the RadioShack web site at www.radioshack.com.

                          END OF TEXT OF PRESS RELEASE

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 18th day of May, 2000.



                                      RADIOSHACK CORPORATION
                                      (Registrant)



Date May 18, 2000                     /s/ MARK C. HILL
                                      ------------------------------------------
                                      Mark C. Hill
                                      Senior Vice President, Corporate Secretary
                                      and General Counsel